UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2023

ALIMERA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6310 Town Square, Suite 400 Alpharetta, Georgia		30005
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ALIM	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.   Entry into a Material Definitive Agreement.

Product Rights Agreement

On May 17, 2023 (the “Closing Date”), Alimera Sciences, Inc. (“Alimera” or the “Company”) entered into a product rights agreement (the “Product Rights Agreement”) with EyePoint Pharmaceuticals, Inc. (“EyePoint”) whereby Alimera was granted an exclusive and sublicensable (in accordance with the terms of the Product Rights Agreement) right and license (the “License”) under EyePoint’s and its affiliates’ interest in certain of EyePoint’s and its affiliates’ intellectual property to develop, manufacture, sell, commercialize and otherwise exploit certain products, including YUTIQ® (fluocinolone acetonide intravitreal implant) 0.18 mg, for the treatment and prevention of uveitis in the entire world, except Europe, the Middle East and Africa (the “Licensed Territory”). The Licensed Territory excludes such territories because Alimera had previously licensed from EyePoint rights to certain products, which included YUTIQ (known as ILUVIEN® in Europe, the Middle East and Africa) for the treatment and prevention of uveitis in Europe, the Middle East and Africa pursuant to that certain Second Amended and Restated Collaboration Agreement, dated as of July 10, 2017, by and between pSivida, US, Inc. (f/k/a Control Delivery Systems, Inc.) (n/k/a EyePoint Pharmaceuticals U.S., Inc., an affiliate of EyePoint) and Alimera. The License also excludes any rights to YUTIQ for the treatment of chronic non-infectious uveitis affecting the posterior segment of the eye in China and certain other countries and regions in Asia, which rights are subject to a pre-existing exclusive license between EyePoint and Ocumension Therapeutics.

Additionally, pursuant to the Product Rights Agreement, EyePoint will transfer and assign to Alimera certain assets (the “Transferred Assets”) and certain contracts with third parties related to YUTIQ (collectively, the “Asset Transfer” and together with the License, the “Transaction”), including the new drug application #210331 for YUTIQ (the “YUTIQ NDA”). The Transaction closed on the Closing Date.

Pursuant to the Product Rights Agreement, Alimera has paid to EyePoint an upfront payment of $75 million (the “Upfront Payment”). Alimera will also make four quarterly guaranteed payments to EyePoint totaling $7.5 million during 2024 (“Guaranteed Payments”). Alimera will also pay royalties to EyePoint from 2025 to 2028 at a percentage of mid-to-low double digits of Alimera’s annual U.S. net sales of certain products (including YUTIQ and ILUVIEN) in excess of certain thresholds, beginning at $70 million in 2025, increasing annually thereafter (“Royalties”). Upon Alimera’s payment of the Upfront Payment and the Guaranteed Payments, the licenses and rights granted to Alimera will automatically become perpetual and irrevocable.

Unless terminated earlier, the Product Rights Agreement has a term that continues until the latest of (a) the expiration of the YUTIQ NDA, (b) the receipt by EyePoint of the Upfront Payment, all Guaranteed Payments and all Royalties (assuming that all such amounts have become payable in accordance with the terms of the Product Rights Agreement), and (c) such time when Alimera and its affiliates and sublicensees permanently cease commercializing and otherwise exploiting certain products (including YUTIQ) in the Licensed Territory.

During the term of the Product Rights Agreement and subject to certain exceptions set forth in the Product Rights Agreement, EyePoint and its affiliates will not directly or indirectly develop or commercialize or otherwise exploit certain products meeting the criteria specified in the Product Rights Agreement (including YUTIQ (fluocinolone acetonide intravitreal implant) 0.18 mg and ILUVIEN (fluocinolone acetonide intravitreal implant) 0.19 mg) (the “Competing Products”) for the treatment and prevention of eye diseases in humans in the Licensed Territory. Subject to the licenses and rights granted to Alimera and the restrictive covenants described in the foregoing sentence, nothing in the Product Rights Agreement restricts or limits EyePoint’s right to exploit any product other than the Competing Products, including EYP-1901 and any intravitreal implant (whether bioerodible or non-erodible) utilizing any technology (including EyePoint’s Durasert® technology).

The Product Rights Agreement may be terminated by EyePoint (a) immediately upon written notice to Alimera if Alimera has failed to cure in full certain breaches of its other obligations to pay under the Product Rights Agreement within the specified notice period following written notice by EyePoint to Alimera of such breach, or (b) upon any repudiation or rejection by Alimera of its obligations under the Product Rights Agreement or any other transaction documents contemplated therewith in the event of any insolvency event of Alimera. Upon termination of the Product Rights Agreement by EyePoint prior to expiration, among other things, all licenses and rights granted to Alimera will terminate; the other related transaction agreements will terminate; and if the Product Rights Agreement is terminated by EyePoint for failure by Alimera to make certain payments, Alimera will assign back to EyePoint at no cost to EyePoint then-existing Transferred Assets and grant to EyePoint a non-exclusive, worldwide and fully paid-up license under Alimera’s intellectual property rights to exploit certain products for the treatment and prevention of uveitis in the Licensed Territory.

The Product Rights Agreement further provides that EyePoint and Alimera will indemnify each other for losses arising from certain breaches of the Product Rights Agreement, including breaches of certain representations and warranties, and for certain other matters and subject to certain limitations as more fully described in the Product Rights Agreement.

Alimera also entered into a transition services agreement with EyePoint under which EyePoint has agreed to provide certain transition services to Alimera on a cost-plus pricing arrangement for a limited period of time following the Closing Date.

Commercial Supply Agreement

In connection with the Transaction, Alimera entered into a commercial supply agreement (the “Supply Agreement”) with EyePoint pursuant to which, during the term of the Product Rights Agreement, EyePoint will be responsible for manufacturing and exclusively supplying (subject to certain exceptions set forth in the Supply Agreement) to Alimera agreed-upon quantities of YUTIQ necessary for Alimera to commercialize YUTIQ in the United States at certain cost plus amounts, subject to adjustments set forth in the Supply Agreement.

EyePoint’s manufacture and supply to Alimera of YUTIQ under the Supply Agreement will be exclusive (subject to certain exceptions set forth in the Supply Agreement) until Alimera has the right and ability to manufacture and supply YUTIQ for commercialization in the United States. During the period of exclusivity, Alimera is prohibited from manufacturing, having manufactured or obtaining a commercial supply of YUTIQ for sale in the United States other than from EyePoint without EyePoint’s prior written consent or as otherwise agreed pursuant to the Supply Agreement. The exclusive obligations will automatically terminate if, among other things, EyePoint fails to meet certain deadlines and other requirements set forth in the Supply Agreement.

Alimera may elect to manufacture YUTIQ after an initial 18-month term following the Closing Date upon the satisfaction of certain conditions including completion of a technology transfer, at which time EyePoint and Alimera would comply with certain provisions set forth in the Supply Agreement to accomplish such transfer of responsibilities.

The term of the Supply Agreement is for a period of two (2) years, and shall thereafter automatically renew for successive one (1) year terms unless either party provides notice of non-renewal to the other party within a specified period of time prior to the beginning of the next automatic renewal term; provided, that the term of the Supply Agreement automatically terminates upon the successful completion of the transfer of manufacturing for YUTIQ to Alimera or its designee in accordance with the Supply Agreement. The Supply Agreement also automatically terminates upon termination of the Product Rights Agreement.

The Product Rights Agreement and the Supply Agreement contain customary representations and warranties. The assertions embodied in the representations and warrants were made solely for purposes of the Transaction and may be subject to important qualifications and limitations. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders or may have been used for purpose of allocating risk between Alimera and EyePoint rather than establishing matters as facts. For the foregoing reasons, no person should rely on such representations and warranties as statements of factual information at the time they were made or otherwise.

The description of the Product Rights Agreement and the Supply Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Product Rights Agreement and the Supply Agreement, copies of which are filed as Exhibits 2.1 and 10.1 hereto, respectively, and incorporated herein by reference.

Joinder and Amendment to Securities Purchase Agreement

On May 17, 2023, Alimera entered into a joinder and amendment (the “Purchase Agreement Amendment”) to its Securities Purchase Agreement dated March 24, 2023, among Alimera and the purchasers party thereto (such purchasers, the “Original Investors” and such agreement as amended by the Purchase Agreement Amendment, the “Purchase Agreement”). The Purchase Agreement Amendment added certain investors (the “New Investors” and together with the Original Investors, the “Investors”) as parties to the Purchase Agreement with respect to the Tranche 2 Closing (as defined below) and amended certain provisions of the Purchase Agreement. Pursuant to the Purchase Agreement, on May 17, 2023, Alimera issued 66,617 shares of its Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred”) and 1,401,901 shares of its common stock, par value $0.01 per share (the “Common Stock”), for an aggregate purchase price of $69.0 million (the “Tranche 2 Closing”). Further, pursuant to the terms of the Purchase Agreement Amendment, Alimera and the Original Investors agreed to reduce the number of shares of Common Stock issuable upon exercise of warrants originally issued and sold to the Original Investors from 5,714,286 to 1,600,000 (the “Warrants”). The proceeds from the Tranche 2 Closing were utilized by Alimera to fund a portion of the upfront cash payment due upon closing of the Transaction.

The Purchase Agreement Amendment amended the director designation rights held by Caligan Partners LP and its affiliates (collectively, “Caligan”) and (ii) Velan Capital Master Fund LP and an affiliate (collectively, “Velan”). Velan received the right to designate one additional director for election to Alimera’s board of directors (the “Board”) upon the Tranche 2 Closing. Caligan received the right to have an additional Board observer seat upon the Tranche 2 Closing, which will convert into a right to designate one additional director for election to the Board upon Stockholder Approval (as defined below). Additionally, the Purchase Agreement Amendment clarified that for so long as (i) Caligan or (ii) Velan beneficially holds 50% or more of the shares of Common Stock that such investor and its affiliates acquired pursuant to the Purchase Agreement (calculated on as-converted basis based on the applicable conversion price), such investor and its affiliates shall have the right to designate a director for election to the Board, provided that if any such investor’s ownership position in Alimera is materially reduced, whether through sales by such investor or additional issuances by Alimera, such right shall be concomitantly reduced in any year if required by applicable listing rules of The Nasdaq Stock Market.

Further, the Purchase Agreement Amendment granted the New Investors participation rights in future equity financings consummated by Alimera consistent with the participation rights of the Original Investors. Accordingly, so long as an Investor owns a number of shares of Common Stock equal to at least 25% of the shares of Common Stock purchased pursuant to the Purchase Agreement (on an as-converted basis), such Investor is entitled to certain participation rights if Alimera elects to offer or sell new securities (a “Subsequent Financing”) in either a private or public offering. Alimera is obligated to notify such Investor of any Subsequent Financing and its terms, and such Investor will have the right, subject to certain exceptions, to purchase or otherwise acquire in a separate private placement, at the price and on the terms specified in the notice provided by Alimera, up to such number of new securities which equals the proportion that the number of shares of Common Stock then held by such Investor bears to the total number of shares of Common Stock then outstanding, assuming the sale of new securities in the Subsequent Financing and the full conversion and/or exercise, as applicable, of all derivative securities of Alimera then outstanding.

The Purchase Agreement Amendment is filed as Exhibit 10.2 to this Current Report on Form 8-K. The foregoing description of the Purchase Agreement Amendment and the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such documents.

Certificate of Amendment to Certificate of Designation of Series B Convertible Preferred Stock

The powers, preferences, rights, qualifications, limitations and restrictions applicable to the Series B Preferred are set forth in the Certificate of Designation of Series B Convertible Preferred Stock (the “Certificate of Designation”), as amended by the Certificate of Amendment to the Certificate of Designation of Series B Convertible Preferred Stock (the “Certificate of Amendment”), which Alimera filed with the Secretary of State of the State of Delaware on May 16, 2023. Alimera intends to hold a meeting of its stockholders to approve the issuance of Common Stock upon conversion of the Series B Preferred and exercise of the Warrants in excess of the conversion limitations set forth in the Certificate of Designation, as amended (“Stockholder Approval”). The Certificate of Amendment amended and restated various terms of the Certificate of Designation, including, but not limited, to:

•Authorized Shares. The authorized number of shares of Series B Preferred Stock increased to 78,617.

•Conversion Price. The initial conversion price of the shares of Series B Preferred issued at the Tranche 2 Closing was set at $1.70, subject to certain customary adjustments, including a weighted average anti-dilution adjustment.

•Conversion Limitations. In addition to the existing conversion limitations contemplated in the Certificate of Designation, the aggregate number of shares of Common Stock that may be issued at the Tranche 2 Closing pursuant to the Purchase Agreement, as amended, and the transactions contemplated thereby may not exceed 1,401,901 (19.99% of the voting power or number of shares of Common Stock, issued and outstanding immediately prior to the execution of the Purchase Agreement) (the “Acquisition Cap”).

•Series B Directors. Effective as of the Tranche 2 Closing and subject to the provisions of the Purchase Agreement, as amended, Velan received the right to designate one additional director for election to the Board.

•Voting Rights. The amount of indebtedness Alimera is permitted to incur under its credit facility with SLR Investment Corp. (“SLR”) without consent of the holders of a majority of the outstanding shares of capital stock issued pursuant to the Purchase Agreement (the “Preferred Majority”) increased to $67,500,000. Additionally, pursuant to the Certificate of Amendment, consent of the Preferred Majority is required for Alimera to permit the acquisition of Alimera by means of merger, consolidation, stock sale or other corporate reorganization, or to sell all or virtually all of Alimera’s assets.

The Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K. The foregoing description of the Certificate of Amendment and the Series B Preferred does not purport to be complete and is qualified in its entirety by reference to such exhibit and to the Certificate of Designation.

Sixth Amendment to Loan and Security Agreement and Amendment to Exit Fee Agreements

On May 17, 2023, Alimera entered into the Sixth Amendment (the “Amendment”) to its Loan and Security Agreement dated December 31, 2019, with SLR as collateral agent, and the lenders party thereto, including SLR in its capacity as a lender (each a “Lender” and collectively, the “Lenders”) (as amended by the First Amendment dated as of May 1, 2020, the Second Amendment dated as of March 30, 2021, the Third Amendment dated as of February 22, 2022, the Fourth Amendment dated December 7, 2022, and the Fifth Amended dated March 24, 2023, the “Loan Agreement,” and as further amended by the Amendment, the “Amended Loan Agreement”).

Pursuant to the Amendment, the Lenders agreed to, among other things, increase the amount available for an additional term loan under the facility from $15,000,000 to $20,000,000, and fund the full amount under such term loan on May 17, 2023. The draw was used to pay a portion of the upfront cash payment due upon the closing of the Transaction. The Amendment also specifies the minimum revenue amount, calculated on a trailing six-month basis and tested at the end of each calendar quarter in 2023 and 2024, that Alimera must achieve for each such period.

The maturity date of the Amended Loan Agreement remains April 30, 2028, and the interest-only period remains in effect through April 30, 2025. As previously disclosed, the interest-only period may be extended an additional 12 months if Alimera meets certain financial targets by March 31, 2025. Upon execution of the Amendment, Alimera paid the Lenders a non-refundable amendment fee of $211,000.

Alimera is also obligated to pay additional fees under its existing fee agreements, as amended by the Omnibus Amendment to Exit Fee Agreements (the “Exit Fee Amendment”) dated as of May 17, 2023, by and among Alimera, SLR as collateral agent, and the Lenders. The Exit Fee Amendment amended Alimera’s existing exit fee agreements to include references to YUTIQ in the calculation of aggregate revenues used to determine sales milestone events. The fees payable pursuant to Alimera’s existing exit fee agreements, as amended, will not exceed $3,387,500 in total.

The foregoing descriptions of the terms and conditions of the Amendment and the Exit Fee Amendment do not purport to be complete and are qualified in their entirety by the full text of the Amendment and the Exit Fee Amendment, which Alimera intends to file as exhibits to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2023.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information disclosed in Item 1.01 is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders

The information disclosed in Item 1.01 and Item 5.03 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

In connection with the appointment of one additional director by Velan pursuant to the Purchase Agreement Amendment, and as described under Item 1.01, Garheng Kong, M.D., Ph.D. resigned from the Board effective as of the Tranche 2 Closing on May 17, 2023. This resignation was not the result of any dispute or disagreement with Alimera or the Board on any matter relating to Alimera’s operations, policies, or practices. Alimera greatly appreciates Dr. Kong’s dedicated service as a director and wishes him the best in his future endeavors.

(d)

As described under Item 1.01, upon the Tranche 2 Closing, Velan had the right to designate one additional director for election to the Board. Accordingly, and based in part upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), the Board appointed Jason Werner to the Board on May 17, 2023, as a Class II director and as a designee of Velan. In addition, the Board appointed Mr. Werner to the Nominating Committee.

In connection with his election to the Board and pursuant to Alimera’s non-employee director compensation program (the “Director Compensation Program”), the Compensation Committee of the Board granted Mr. Werner options to purchase 921 shares of Common Stock at an exercise price of the closing price per share of the Common Stock on May 18, 2023, the first trading date after his appointment to the Board. The options will vest and become exercisable in monthly installments of 460 shares and 461 shares on June 12, 2023 and July 12, 2023, respectively, with the final installment to be adjusted as necessary to avoid any fractional shares in any installment, provided Mr. Werner provides continuous service to Alimera through the applicable vesting date. In the event of a change of control of Alimera or if Mr. Werner’s service terminates due to death or disability, the options will accelerate and immediately become exercisable. Also pursuant to the Director Compensation Program, Mr. Werner will receive a $40,000 annual retainer for his service on the Board and a $4,000 annual retainer for his service on the Nominating Committee, with such retainers initially to be prorated to Alimera’s 2023 annual meeting of stockholders. In addition, under the Director Compensation Program, Mr. Werner will be eligible to receive, upon the conclusion of each annual meeting of stockholders beginning in 2023, options to purchase an additional 6,000 shares of Common Stock, provided he is then continuing to serve on the Board.

Mr. Werner and Alimera have also entered into an indemnification agreement requiring Alimera to indemnify him to the fullest extent permitted under Delaware law with respect to his service as a director. The indemnification agreement is in the form Alimera has entered into with its other directors and executive officers.

Alimera had previously entered into a consulting agreement dated April 4, 2023 (the “Consulting Agreement”), with an entity controlled by Mr. Werner, pursuant to which Mr. Werner was entitled to up $240,000 annually for services performed under such agreement, not to exceed $20,000 per month. In connection with Mr. Werner’s election to the Board, Alimera terminated the Consulting Agreement. Prior to the termination of the Consulting Agreement, less than $10,000 was paid or payable to Mr. Werner for his services thereunder.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the Tranche 2 Closing, on May 16, 2023, Alimera filed the Certificate of Amendment with the Secretary of State of the State of Delaware authorizing the additional shares of Series B Preferred Stock and the changes to such series described in Item 1.01. The Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On May 18, 2023, Alimera issued a press release announcing the Transaction, the Tranche 2 Closing and the Amendment. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Financial Statements of Business Acquired.

(a)The registrant hereby undertakes to file the financial statements if required by this Item 9.01(a) not later than 71 days after the date this Form 8-K was due for filing.

Pro Forma Financial Statements.

(b)The registrant hereby undertakes to file the pro forma financial information if required by this Item 9.01(b) not later than 71 days after the date this Form 8-K was due for filing.

(d) Exhibits

Exhibit No.	Description
2.1*	Product Rights Agreement, dated May 17, 2023, by and Alimera Sciences, Inc. and EyePoint Pharmaceuticals, Inc.
3.1	Certificate of Amendment to Certificate of Designation of Series B Convertible Preferred Stock
10.1*	Commercial Supply Agreement, dated May 17, 2023, by and Alimera Sciences, Inc. and EyePoint Pharmaceuticals, Inc.
10.2	Joinder and Amendment to Securities Purchase Agreement, dated May 17, 2023, by and among Alimera Sciences, Inc. and the purchasers party thereto
99.1	Press Release of Alimera Sciences, Inc. dated May 18, 2023
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

* Certain confidential information contained in this agreement has been omitted because it is (i) not material and (ii) something the company actually treats as confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.

Dated: May 18, 2023	By:	/s/ Russell L. Skibsted
	Name:	Russell L. Skibsted
	Title:	Chief Financial Officer and Senior Vice President